Exhibit 99.2

Innovative Eyewear Announces Closing of $4.7 Million Public Offering

MIAMI, June 26, 2023 /PRNewswire/ -- Innovative Eyewear Inc. (“Innovative Eyewear” or the “Company”) (NASDAQ: LUCY; LUCYW), the developer and retailer of smart eyewear under the Lucyd® brand, and licensee of the Nautica®, Eddie Bauer® and Reebok® brands, today announced the closing of its previously announced public offering of 4,500,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. Each unit was sold at a public offering price of $1.05. The warrants in each unit are immediately exercisable at a price of $1.05 per share and will expire five years from the date of issuance. The shares of common stock and the accompanying warrants were only purchasable together in this offering but were not issued separately and were immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and estimated offering expenses, were approximately $4.7 million.

Maxim Group LLC acted as sole placement agent in connection with this offering.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-272737) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 21, 2023. The offering was made only by means of a prospectus which is a part of the Registration Statement. A copy of the final prospectus relating to the offering has been filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Innovative Eyewear, Inc.

Innovative Eyewear is a developer and retailer of cutting-edge smart eyewear, under the Lucyd® brand, and licensee of the Nautica®, Eddie Bauer® and Reebok® brands. True to our mission to Upgrade Your Eyewear®, our Bluetooth audio glasses allow users to stay safely and ergonomically connected to their digital lives, and are offered in hundreds of frame and lens combinations to meet the needs of the optical market. To learn more and explore our continuously evolving collection of smart eyewear, please visit www.lucyd.co.

Forward Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds from the offering. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required under applicable law. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the preliminary prospectus related to the public offering filed with the Securities and Exchange Commission, under the caption “Risk Factors.”

Investor Relations Contact:

Scott Powell

Skyline Corporate Communications Group, LLC

Office: +1 (646) 893-5835

Email: scott@skylineccg.com